Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amended Registration Statement on Form S-1 (No. 333-268003) of LiveWire Group, Inc. of our report dated February 23, 2024 relating to the consolidated financial statements and schedule of LiveWire Group, Inc., included in its Annual Report (Form 10-K), which appears in the Prospectus Supplement of LiveWire Group, Inc. dated February 23, 2024, which forms part of this Amended Registration Statement.

/s/ Ernst & Young LLP
Milwaukee, Wisconsin
February 23, 2024